Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (No. 033-48728) on Form S-8 of Chromcraft Revington, Inc. and Subsidiaries  of our report dated March 31, 2011, relating to our audits of the consolidated financial statements which appear in  this Annual Report on Form 10-K of Chromcraft Revington, Inc. and Subsidiaries for the year ended December 31, 2010.

/s/ McGladrey & Pullen, LLP

Schaumburg, IL
March 31, 2011